UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2025

Date of Report (Date of earliest event reported)

Rising Dragon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42368	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 604, Yixing Road, Wanbolin District, Taiyuan City, Shanxi Province, People’s Republic of China	030024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 18817777987

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units,each consisting of one Ordinary Share, par value $0.0001 per share, and one Right entitling the holder to receive one-tenth of an Ordinary Share	RDACU	The Nasdaq Stock Market LLC
Ordinary Shares	RDAC	The Nasdaq Stock Market LLC
Rights	RDACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

As previously disclosed, Rising Dragon Acquisition Corp. (the “Company” or “Rising Dragon”), entered into an agreement and plan of merger, dated as of January 27, 2025 (as it may be amended from time to time, the “Merger Agreement”), which provides for a Business Combination between Rising Dragon and HZJL Cayman Limited, a Cayman Islands exempted company (“HZJL”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) Rising Dragon will merge with and into Xpand Boom Technology Inc., a Cayman Islands exempted company and wholly owned subsidiary of Rising Dragon (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”), and PubCo as the surviving company after the Reincorporation Merger is hereinafter referred to, after the effective time of the Reincorporation Merger, as the “PubCo” or “Reincorporation Surviving Corporation”; (ii) immediately following the Reincorporation Merger, Xpand Boom Solutions Inc. (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into HZJL, resulting in HZJL being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among Rising Dragon, PubCo, Merger Sub, HZJL, certain shareholder of HZJL (“Principal Shareholder”) and Bin Xiong, an individual as the representative of Principal Shareholder of HZJL. Capitalized terms used herein but not defined shall have the meanings set forth in the proxy statement filed by Rising Dragon with the SEC on September 26, 2025, which was first mailed by the Company to its shareholders on or about September 29, 2025.

Rising Dragon held its Extraordinary General Meeting of shareholders (the “EGM”) on November 20, 2025 at 10:00 a.m. Eastern Time. As of September 11, 2025, the record date for the EGM, there were 7,499,375 ordinary shares of Rising Dragon entitled to vote at the EGM. At the EGM, there were 5,049,309 ordinary shares voted by proxy or in person, representing 67.33% of the Company’s ordinary shares issued and outstanding and entitled to vote at the EGM as of the record date and constituting a quorum for the transaction of business.

Summarized below are the results of the matters submitted to a vote at the EGM.

Proposal No. 1. The Reincorporation Merger Proposal - To approve, by special resolution, (a) the merger of Rising Dragon with and into PubCo, Rising Dragon’s wholly owned Cayman Islands subsidiary, with PubCo surviving the merger; and (b) the Plan of Merger to be entered into between the PubCo and Rising Dragon (the “Reincorporation Plan of Merger”) and the entry into the Reincorporation Plan of Merger.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,965	273,331	13	0

Proposals No. 2 - The Acquisition Merger Proposal - To approve, by special resolution, (a) the entry into the agreement and plan of merger among Rising Dragon, PubCo, Merger Sub, HZJL and certain other parties; and (b) the merger of Merger Sub into HZJL, resulting in HZJL becoming a wholly owned subsidiary of PubCo.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,965	273,331	13	0

Proposals No. 3 - The Nasdaq Proposal - To approve, by ordinary resolution, the Nasdaq Proposal.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,966	273,330	13	0

Proposals No. 4 - The PubCo Charter Proposal - To approve, by special resolution, on a non-binding advisory basis, certain material difference between the proposed PubCo’s amended and restated memorandum and articles of association (the “Proposed PubCo Charter”), and the amended and restated memorandum and articles of association of Rising Dragon.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,965	273,331	13	0

Proposals No. 5 - The Director Approval Proposal - To approve, by ordinary resolution, the members of the directors to serve on the PubCo’s board of directors, each effective from the consummation of the Business Combination.

This proposal was passed with voting results as follows:

Bin Xiong

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,965	273,331	13	0

Wei Lin Yu

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,965	273,331	13	0

Jun Gang Wang

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,049,290	6	13	0

Jun Chen Sun

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,049,290	6	13	0

Ye Liu

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,049,290	6	13	0

Proposals No. 6 - The Adjournment Proposal - To approve, by ordinary resolution, the adjournment of the EGM in the event Rising Dragon does not receive the requisite shareholder vote to approve any of the above Proposals.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,775,966	273,330	13	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the EGM, 5,715,609 ordinary shares were tendered for redemption. The Company plans to close the Business Combination as described in the proxy statement as soon as possible and will continue to accept reversals of redemption requests until the closing of the Business Combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2025

RISING DRAGON ACQUISITION CORP.

By:	/s/ Lulu Xing
Name:	Lulu Xing
Title:	Chief Executive Officer

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